Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

MAGNUM HUNTER RESOURCES
ANNOUNCES CONFIRMATION BY
U.S. BANKRUPTCY COURT OF
TRIAD ENERGY’S PLAN OF REORGANIZATION

Houston – (Market Wire) – January 28, 2010 – Magnum Hunter Resources Corp. (NYSE Amex: “MHR” and “MHR-PC”, the “Company”) announced today that the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division (the “Bankruptcy Court”)  had entered an order (the “Confirmation Order”) confirming Triad Energy Corp.’s (“Triad”) Plan of Reorganization.  The Confirmation Order ratifies and approves Magnum Hunter’s Asset Purchase Agreement to acquire substantially all of the assets of Triad and certain of its affiliated entities which was originally executed on October 28, 2009.

The Triad assets being acquired primarily consist of oil and gas property interests in approximately 2,000 operated wells and include over 88,000 net mineral acres located in the states of Kentucky, Ohio, and West Virginia, a natural gas pipeline, salt water disposal facilities, three drilling rigs, workover rigs, and other oilfield equipment.

The Company anticipates the financial closing of the Triad acquisition will be prior to February 15, 2010.

Management Comments

Mr. Gary C. Evans, Chairman of the Company, commented, “We are very pleased to announce final approval by the Bankruptcy Court of our acquisition of the assets of Triad Energy and its related entities.  This has been a long road for us in reaching our ultimate goal of confirmation by the Bankruptcy Court.  We can now begin the procedure of integrating Triad’s diverse group of assets and their employees into our existing base of operations when we close in a couple of weeks.  Along with the tremendous upside from an approximate 50,000 net mineral acreage position in the Marcellus Shale, we believe there exists additional upside potential for shareholder value enhancement within the existing Triad asset portfolio.  In establishing this new core area of operation for the Company, Magnum Hunter now has one of the most cost effective ownership positions in the Appalachian Basin, especially in the emerging Marcellus Shale play that continues to expand in our region.  We are planning on drilling a minimum of two Marcellus horizontal wells on our acquired acreage before mid-year.  The opportunity for booking proven reserves is substantial since no proven undeveloped reserves have previously been accounted for in the Marcellus Shale.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States. The Company is presently active in three of the “big four” emerging shale plays in the United States.

For more information, please view our website at http://www.magnumhunterresources.com/

Forward-looking Statements

 The statements contained in this press release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements may relate to, among other things: (1) the Company’s proposed exploration and drilling operations on its various properties, (2) the expected production and revenue from its various properties, (3) the Company’s proposed redirection as an operator of certain properties and (4) estimates regarding the reserve potential of its various properties.  These statements are qualified by important factors that could cause the Company’s actual results to differ materially from those reflected by the forward-looking statements.  Such factors include but  are not limited to: (1) the Company’s ability to finance the continued exploration, drilling and operation of  its various properties, (2) positive confirmation of the reserves, production and operating expenses associated with its various properties; and (3) the general risks associated with oil and gas exploration, development and operation, including those risks and factors described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K, Form 10-K/A and Form10-K/A  for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 31, 2009,  April 29, 2009 and September 11, 2009, respectively, and the Company’s Quarterly Reports on Form 10-Q for the quarters ending March 31, 2009, June 30, 2009 and September 30, 2009, filed on May 11, 2009, August 14, 2009 and November 16, 2009, respectively. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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Contact:	M. Bradley Davis Senior Vice President of Capital Markets bdavis@magnumhunterresources.com (832) 203-4545